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                                                                    EXHIBIT 99
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[Zoltek logo]

FOR IMMEDIATE RELEASE                                 NASDAQ NMS SYMBOL: "ZOLT"
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        ZOLTEK REPORTS NEW EXPANDED CARBON FIBER SUPPLY AGREEMENT WITH
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                              VESTAS WIND SYSTEMS
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         ST. LOUIS, MISSOURI -- MAY 22, 2007 -- Zoltek Companies Inc. today announced that it has concluded a new expanded long-term strategic supply agreement with Vestas Wind Systems AS, of Denmark, the world's largest producer of wind turbine generators. Under the agreement, Zoltek remains the Preferred Supplier of carbon fibers to Vestas. Based on current commitments and pricing for base quantities, Zoltek expects to provide Vestas with over $300 million of carbon fiber and carbon fiber materials over the first five years of the agreement, for the manufacture of rotor blades for wind turbine generators.
         "We are pleased to extend our strong partnership with Vestas, the world leader in the manufacture of advanced wind turbines and the rotor blades that power them," said Zsolt Rumy, Zoltek's Chairman and Chief Executive Officer.
         Rumy added that Zoltek will soon start to ship significant quantities of carbon fiber to other geographic regions beyond Europe as Vestas continues with its global expansion plans. Vestas recently announced new blade manufacturing facilities to open in the United States, Spain and China. "Our partnership with Vestas demonstrates Zoltek's willingness and ability to respond rapidly and invest in our customer's future," said Rumy. Pursuant to its previously disclosed expansion program, Zoltek anticipates expanding nameplate carbon fiber capacity from 2,800 metric tons in 2005 to 10,800 metric tons by early 2008.
         "This new agreement reflects continued confidence in the expanded use of carbon - both in terms of performance benefits and supply availability," noted Tim McCarthy, Vice President Sales and Marketing. "Larger, lighter and stiffer rotor blades produced from carbon fiber are the key enabling factor in allowing other turbine components and structures to be lightened and designed more optimally in an integrated fashion."

                       FOR FURTHER INFORMATION CONTACT:
                        ZSOLT RUMY, CEO OR TIM MCCARTHY
                              3101 MCKELVEY ROAD
                              ST. LOUIS, MO 63044
                                (314) 291-5110

This press release contains forward-looking statements, which are based upon the current expectations of the Company. Because these forward-looking statements are inherently subject to risks and uncertainties, there are a number of factors that could cause the Company's plans, actions and actual results to differ materially. Among these factors are the Company's ability to: successfully resolve pending litigation; re-activate its formerly idle manufacturing facilities on a timely and cost-effective basis, meet current order levels for carbon fibers; successfully add new capacity for the production of carbon fiber and precursor raw material; execute plans to exit its specialty products business and reduce costs; achieve profitable operations; raise new capital and increase its borrowing at acceptable costs; manage changes in customers' forecasted requirements for the Company's products; continue investing in application and market development; manufacture low-cost carbon fibers and profitably market them; and penetrate existing, identified and emerging markets. The timing and occurrence (or non-occurrence) of transactions and events that determine the future effect of these factors on the Company, as well as other factors, may be beyond the control of the Company. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.